Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934



Filed by the Registrant     [ X ]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:


[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12


                                CORCAP, INC.
            (Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required

[ ] Fee computed on table below per Exchange Act Rules
     14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

[ ] 2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration No.:

    3) Filing Party:
       Corcap, Inc.

    4) Date Filed:
       March 27, 2002








































































                               CORCAP, INC.


            Notice of Annual Meeting, to be held May 8, 2002
                             Proxy Statement






























CORCAP, INC.

                                    108 Lincoln Street
                                    Boston, MA 02111
                                    (617) 523-2700


                                    April 18, 2002


Dear Corcap Stockholders:

    The following pages contain the formal notice of the 2002 Annual Meeting and the Proxy Statement. Please be sure to complete, date, sign and return the enclosed proxy card promptly to ensure that your shares will be voted.

    Also enclosed is Corcap's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 2001, and consolidated financial statements for 2001,2000, 1999, 1998, 1997 and 1996.

    You are invited to attend Corcap's Annual Meeting to be held on Wednesday, May 8, 2002 at 10.00 a.m. at Corcap's Corporate Office located at 108 Lincoln Street, Boston, MA 02111.


                                   Sincerely,



                                   Vivian Wenhuey Chen Huang
                                   Chairman of the Board
                                   President & CEO
















     CORCAP, INC.
---------------------------------------------------------------------

NOTICE OF ANNUAL MEETING                To Be Held May 8, 2002


To:  The Owners of Common Stock

     The 2002 Annual Meeting of Stockholders of Corcap, Inc. will be held at Corcap's Corporate Office, 108 Lincoln Street, Boston,
Massachusetts, on Wednesday, May 8, 2002 at 10:00 a.m. (Boston Time), for the following purposes:

          1. To elect seven Directors to serve until the 2003 Annual Meeting of Stockholders.

          2. To approve a Change of Corporate Name to August Financial Holding Company, Inc.

          3. To approve a reverse stock split of 1 share of Company common stock for every one hundred shares currently held.

          4. To transact any other business which may properly come before the meeting or any adjournment or adjournments thereof.

     Stockholders of record at the close of business on April 10, 2002 will be entitled to notice of and to vote at the 2002 Annual Meeting.

     The Board of Directors urges you to complete, date and sign the accompanying proxy card and return it promptly in the enclosed envelope. All stockholders are cordially invited to attend the Annual Meeting, and your right to vote in person will not be affected if you mail your proxy.

                              By Order of the Board of Directors

                              Thomas W. Huang
                              Secretary

Boston Massachusetts
April 18,2002


____________________________________________________________________
   IMPORTANT
   IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.



     CORCAP, INC.                            PROXY STATEMENT
------------------------------------------------------------------------


GENERAL

     This Proxy Statement of Corcap, Inc., a Nevada corporation ("Corcap" or the "Company"or the "Corporation"), is being mailed or otherwise furnished to its stockholders on or about April 18, 2002 in connection with the solicitation by the Board of Directors of proxies to be voted at its 2002 Annual Meeting of Stockholders to be held on May 8, 2002 at 10:00 a.m. (Boston time) at Corcap's Corporate Office, 108 Lincoln Street, Boston, Massachusetts 02111.

     Enclosed with this Proxy Statement and Notice of Annual Meeting is a proxy card on which the Board of Directors requests that you vote FOR Proposal No. 1 to elect the seven nominees proposed by management for election to the Board of Directors; FOR Proposal No. 2 to change the Company's corporate name to "August Financial Holding Company, Inc."; and FOR Proposal No. 3 to approve a reverse stock split of 1 share for 100 shares.

     Except for procedural matters incident to the conduct of the Annual Meeting, the Company does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by the proxies on such matters in their discretion.

     All costs of solicitation of proxies will be borne by the Company. Those costs are expected to include not only those ordinarily incurred in connection with the preparation and mailing of proxy material, but because of the Company's inactive state for the last six years, management believes it necessary to retain a proxy soliciting firm,
D. F. King & Co., Inc., to solicit the votes necessary to gain approval of the majority of the issued and outstanding shares required as described in the following paragraph. The cost of that solicitation will also be borne by the Company. In addition to solicitations by mail, the Company's Directors and officers, without additional compensation, and representatives of D.F. King & Co., Inc., may solicit proxies by telephone and personal interviews.

     Only holders of record of Corcap's Common Stock, par value $ .01 per share, at the close of business on April 10, 2002 (the "Record Date") are entitled to notice of and to vote at the meeting. On that date, there were 3,375,726 shares of Common Stock outstanding, the holders of which are entitled to one vote per share. The affirmative vote of a plurality of the votes cast at the meeting is required to elect Directors (Proposal 1). Abstentions, and shares not voted for the election of Directors on proxies returned to the Company will have no effect on the vote. The affirmative vote of the majority of the issued and outstanding shares of the Company's Common Stock is required for the approval of the amendment to the Company's Articles of Incorporation to change the name of the Company (Proposal 2) and for approval of the reverse stock split (Proposal 3). Accordingly, abstentions and shares not voted in favor of Proposals 2 and 3 will have the effect of being a vote against those proposals.

                          ELECTION OF DIRECTORS
                            (Proposal No. 1)

     Pursuant to the Bylaws of the Company, the Board of Directors has fixed the number of directorships at six, has nominated and recommends that stockholders elect the seven nominees identified below to serve as Directors of the Company until the next Annual Meeting and until their successors are elected and qualified. Ms. Huang and Messrs. Clark, Pryor and Roenigk are presently serving as Directors of the Company. Messrs. Clark and Pryor were elected by stockholders at the 1995 Annual Meeting of Stockholders. Mr. Roenigk was appointed by the remaining members of the Board of Directors in August 1995 to fill a vacancy on the Board at that time. Ms. Huang was appointed by the remaining members of the Board of Directors on February 27, 2002 to fill the vacancy created by the resignation of Mr. Sundman who resigned on that date to comply with the age limit then contained in the Company's Bylaws. Mr. Sundman had been elected by the Company's shareholders at the 1995 Annual Meeting of Stockholders. The provision of the Bylaws establishing an age limitation has since been repealed by the Board of Directors, and the Board of Directors has nominated and recommends the re-election of Mr. Sundman. The Board of Directors also recommends that stockholders elect nominees Miles P. Jennings, Jr. and Yuan Chang to the Board.

     If at the time of the Annual Meeting any of the six nominees should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominee or nominees, if any, as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or will decline to serve as a Director if elected. The following sets forth certain information concerning each nominee for Director.

     Yuan Chang, 67.   Mr. Chang is an Advisor in Financial Services,
     having recently retired as CEO of MetLife Greater China Operation. Prior to that he was in charge of Investment Strategies at MetLife. He was also for 29 years a member of the Travelers Insurance Company in Hartford, CT. Mr. Chang is a lawyer and an actuary. By membership election, he served as Vice President of the Society of Actuaries on North America.

     David W. Clark, Jr., 64. Mr. Clark is a Managing Director of Pryor & Clark Company, an investment and real estate company located in Windsor, CT. Until his resignation in June 1991, he served as President, Chief Operating Officer and Treasurer of the Company.
     He has served as a Director of the Company since 1988. Prior to becoming President of the Company, Mr. Clark had been employed by Lydall, Inc. for more than five years most recently as its President. He also serves as a Director of Checkpoint Systems, Inc. (manufacturing), CompuDyne Corporation (manufacturing) and SS&C Technology Systems.

     Vivian Wenhuey Chen Huang, 59. Ms. Huang is the Chairman of the Board of Asian American Bank & Trust Company. She served as Chairman of the Board, President and CEO from August 1993 through September 2001. Prior to that, she led the organization of the Bank and was a practicing attorney in Boston for more than twenty years, of which more than sixteen years was with Ropes & Gray and four years was with Bloom & Witkins and Cuddy, Lynch & Bixby when she organized the Bank. Ms. Huang was appointed Chairman, President and CEO of the Company on February 27, 2002.

     Ms. Huang is very active in civic and community organizations in the Boston area.

     Miles P. Jennings, Jr., 57. Mr. Jennings is a private investor. In July 2000 he retired from being a broker with Advest, Inc. in Hartford, Connecticut where he had served as Vice President-Sales. Formerly, he was a director of CompuDyne Corporation and an Interim Director of Asian American Bank & Trust Company during its organization.

     Millard H. Pryor, Jr., 68. Mr. Pryor is a Managing Director of Pryor & Clark Company, an investment and real estate company located in Windsor, CT. He is a director of that company, Hartford Financial Services Mutual Funds in Hartford, CT, CompuDyne Corporation and Infodata Systems, Inc. Mr. Pryor has been a director of the Company since 1988. Until his resignation in June 1991, Mr. Pryor was Chairman of the Board and CEO of the Company, and formerly he was Chairman and CEO of Lydall, Inc.

     Martin A. Roenigk, 59. Mr. Roenigk has been the Chairman of the Board, President and CEO of CompuDyne Corporation since August 1995. He served on the Board of Asian American Bank & Trust Company from 1993 to 1995.

     John E. Sundman, 74.   Mr. Sundman served as Director of the
     Company from June 1988 to February 27, 2002. He served as Chairman of the Board and CEO until his resignation on February 27, 2002. From November 1989 to May 1, 1991 Mr. Sundman served as the Vice President of the Company. From June 1988 to November 1989, Mr. Sundman served as Vice President-Finance, Treasurer and Chief Financial Officer of the Company. Formerly, Mr. Sundman served as a Vice President-Finance, Treasurer and Chief Financial Officer of Lydall, Inc. and also served as a Lydall director and Senior
     Vice President of CompuDyne Corporation.













DIRECTORS AND EXECUTIVE OFFICERS

     Directors. The Board of Directors held fourteen (14) meetings and acted by consent on ten (10) occasions from 1995 through 2001 and held two meetings during 2002. All Directors attended all of the meetings of the Board and of any committee on which they served, except Vivian Wenhuey Chen Huang, who attended only the second Board meeting in 2002 in which she was elected Director, Chairman of the Board, President and CEO by the then serving directors.

     The Company's Board of Directors has three committees: the Audit Committee, the Compensation and Employee Stock Option Committee and the Executive Committee. The Company does not have a Nominating Committee. The Audit Committee considers and reviews all matters connected with external audit reports, the auditors' management report and similar matters. See the Report of the Audit Committee below. The Compensation and Employee Stock Option Committee (i) reviews the compensation of officers of the Company at the Vice President level and above; (ii) approves various employment contracts with officers and other employees; and (iii) approves the granting of incentive awards under the Corcap 1988 Stock Incentive Compensation Plan ("1988 Plan"). The Executive Committee acts on behalf of the Board of Directors in the interval between its meetings on all matters other than those specifically assigned by the Board of Directors to its other committees. During 2001 none of the Audit, the Compensation and Employee Stock Option, or the Executive Committee held any meetings.

     Executive Officers. The following table sets forth the name and age of each executive officer of Corcap and his/her office in 2001. All officers serve at the pleasure of the Board of Directors of Corcap.

EXECUTIVE OFFICERS

Name and Age                     Office             Business Experience
------------                     ------             -------------------

Vivian Wenhuey Chen Huang      Chief Executive Officer    * ****
59                              & President

John Sundman, 74               Chief Executive Officer    * ***

Diane W. Burns, 59             President                 ** ***

_____________________________
  *     See previous description.
  **    Ms. Burns served as President from August 1995 until her
  resignation on February 27, 2002. Prior to that time she served as Corporate Secretary since 1988. Ms. Burns also served as Corporate Secretary of CompuDyne Corporation from 1990 to 1999. Formerly Ms. Burns served as Assistant Treasurer of Lydall, Inc.

  ***   Resigned on February 27, 2002.
  ****  Vivian Wenhuey Chen Huang was elected President and Chief
  Executive Officer on February 27, 2002 to develop new business for the corporation.

OWNERSHIP OF CORCAP COMMON STOCK

     The following table lists, to the Company's knowledge, the ownership of Common Stock of the Company, if any, on April 10, 2002, unless as noted otherwise, and the nature of such ownership, for each of the Company's current Directors and each nominee for Director, for all officers and Directors of Corcap as a group and for each person who owns in excess of 5 percent of Corcap's common stock. Unless otherwise noted, the holder has sole voting and dispositive power with respect to the shares listed.


                                             Amount and Nature
                                                    of           Percent
                                                 Beneficial        of
Name                        Title of Class       Ownership        Class
----                        --------------       ---------        -----

Yuan Chang                                             0           0

David W. Clark, Jr.         Common Stock           4,533
                                                   8,752 (IRA)      .39%
                                                  ------
                                                  13,285

Vivian Wenhuey Chen Huang                              0           0


Miles P. Jennings, Jr.      Common Stock         166,910           4.94%

Millard H. Pryor, Jr.       Common Stock          42,746 (1)
                                                  51,030 (IRA)     2.78%
                                                  ------
                                                  93,776
Martin A. Roenigk           Common Stock         542,534          16.07%

John E. Sundman             Common Stock          57,278           1.70%


All directors and
officers as a group
  (7 persons)               Common Stock         873,783          25.88%




---------------------------

(1) Includes 9,700 shares held by Mr. Pryor's wife, as to which Mr. Pryor disclaims any beneficial interest.




EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT

Summary Compensation Table
--------------------------

     After the election of the Board of Directors in the Annual Meeting, it is the Board's intention to negotiate a compensation package with Vivian Wenhuey Chen Huang as the Company's Chief Executive Officer and President.

RELATED PARTY TRANSACTIONS

     Corcap was introduced to Vivian Wenhuey Chen Huang and her new business plans by Miles P. Jennings, Jr. on January 8, 2002. As a fee for such service, Corcap has agreed to grant Mr. Jennings 200,000 shares of Corcap common stock before the reverse split described below.

     As an incentive for directors to serve on the Board, each director who is not an employee of the Company or is not otherwise receiving any compensation from the Company will be issued 40,000 shares of Corcap common stock before the reverse split described below.

     As a compensation for Diane Burns' service until her resignation on February 27, 2002 as President, she will be issued 40,000 shares of Corcap common stock before the reverse split described below.


REPORT OF AUDIT COMMITTEE AND FEES OF INDEPENDENT AUDITORS


     Report of Audit Committee

     The Audit Committee did not meet in the period from 1995 to the beginning of 2002 because the Company was inactive and did not issue audited statements.

     The Board of Directors of the Company has adopted a charter for the Audit Committee, a copy of which is attached as Exhibit A. The charter charges the Committee with the responsibility for, among other things, reviewing the Company's audited financial statements and the financial reporting process. In carrying out that responsibility, the Committee has reviewed and discussed the Company's audited financial statements with management and it has discussed the matters required to be discussed by Statement of Auditing Standards 61, as amended, with the independent auditors. In addition, the Committee has reviewed the written disclosures required by Independence Standards Board Standard No. 1, which were received from the Company's independent accountants, and has discussed the independent accountants' independence with them. Based on these reviews and discussions, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the Company's fiscal years ended December 31, 1996, 1997, 1998, 1999, 2000 and 2001.



     The Audit Committee Members are: David W. Clark, Jr., and Millard
H. Pryor, Jr.

     Audit and Audit Related Fees

     The aggregate fees billed for professional services rendered by Kostin, Ruffkess & Company, LLC, for the audit of the Company's annual financial statements for the fiscal years, 1996, 1997, 1998, 1999, 2000 and 2001 were $19,150. There were no non-audit-related fees for those fiscal years.






































Financial Information Systems Design and Implementation Fees

     No professional services were rendered or fees billed by for Kostin, Ruffkess & Company, LLC for financial information systems design and implementation for the most recent fiscal year.


Compliance With Section 16(a) Of The Securities Exchange Act Of 1934
--------------------------------------------------------------------

     Sections 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5. Officers, directors and 10% shareholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required for the fiscal years ended December 31, 1996 through December 31, 2001, the Company believes all Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with.



                         CHANGE OF CORPORATE NAME
                               (Proposal 2)

     To reflect the focus of the potential new business of the Company in the financial services industry, management proposes to change the corporate name to August Financial Holding Company, Inc. and to amend
Article 1 of the Articles of Incorporation by deleting such Article 1 in its entirety and substituting in lieu thereof the following:


ARTICLE 1:  NAME

"The name of the corporation is August Financial Holding Company, Inc. and is sometimes hereinafter referred to as the 'Corporation'".











                      APPROVE A REVERSE STOCK SPLIT
                              (Proposal 3)

     Management of the Company believes that as it begins to explore new avenues by which to conduct business, the existing number (3,375,726) of issued and outstanding shares of the Company's common stock will result in unnecessary complexity, both from an administrative perspective and with respect to raising additional capital. Accordingly, management and the Company's Board of Directors proposes to make a 1 for 100 reverse split, providing that each one hundred (100) issued and outstanding shares of common stock, $0.01 par value per share, held of record on the Record Date will be converted into one share of common stock, par value $0.01 per share. Fractional shares of stock will not be issued in connection with the reverse split. Instead, holders of fewer than 100 shares and holders of numbers of shares of currently issued Company common stock, par value $0.01 per share, not divisible evenly by 100 on the Record Date will be paid cash for the fractional shares created by the reverse split in amounts, determined as described below, representing such shares' pro rata share of the Company's adjusted stockholders' net worth. Upon approval of the proposed reverse split by the Company's shareholders, the Company will contact shareholders concerning the mechanism for exchange of share certificates and payment for fractional shares.

     As of December 31, 2001, the Company's only asset of significance was $447,000 in cash resulting primarily from the 2000 sale of all 42,000 remaining shares of the common stock of CompuDyne Corporation, par value $0.01, it still held at that time. Management estimates that at the time of the execution of the reverse split shortly after the Annual Meeting, and after settling a pending contingent environmental claim against the Company and expenses in updating all regulatory filings, preparation for the Annual Meeting, proxy solicitation, including the fees of D. F. King & Co., Inc., and preliminary expenses in preparation for launching of potential new business, the Corporation will have on hand approximately $327,000 left in cash. The actual cash balance at the time of the reverse split may be more or less than that amount. In addition, management believes that the Company has an intrinsic value of approximately $200,000 as an ongoing corporate shell. The total of the expected cash and intrinsic value of the Corporation of approximately $527,000 represents management's estimate of the Company's adjusted stockholders' net worth. Dividing that adjusted stockholders' net worth by the 3,375,726 shares of common stock currently outstanding results in an adjusted net worth per existing share of $0.1561. After the 1 for 100 reverse split, the adjusted net worth per existing share will be $15.61 (the "Factional Share Value"), and the Company will pay stockholders of record for fractional shares based on the Fractional Share Value.

     For example, if on the Record Date a stockholder holds of record ninety (90) shares of the Company's common stock, par value $0.01, after the reverse split, that stockholder would be entitled to 0.9 of a post reverse split share of common stock. Accordingly, that stockholder would be paid $14.05 (.9 times the $15.61 Fractional Share Value) for his or her single remaining fractional share of post reverse split common stock. Based on the Company's analysis of its stock ledger, it is expected that the Company will disburse approximately $20,000 in the aggregate for the fractional shares to 2,869 stockholders of record on the Record Date and that 1,851 of the Company's 2,946 existing stockholders will be issued no new shares and will have their holdings of the Company's common stock liquidated entirely. No shareholder can have more than a fraction of one post reverse split share.

     A stockholder who will receive cash in lieu of his or her
     ---------------------------------------------------------
fractional share under the proposed reverse stock split and who votes
---------------------------------------------------------------------
against Proposal 3 may dissent in accordance with Section 92A.300 through
------------------------------------------------------------------------
92A.500, inclusive, of the Nevada Revised Statutes ("Dissenter's Rights
------------------------------------------------------------------------
Statutes), and obtain fair value of the fraction of a share to which the
------------------------------------------------------------------------
stockholder would otherwise be entitled. A copy of the Dissenter's Rights
------------------------------------------------------------------------
Statutes accompanies the Notice of Annual Meeting included with this
--------------------------------------------------------------------
Proxy Statement (Exhibit B).
---------------------------


     The Board of Directors recommends a vote FOR Proposals Nos. 1 through 3.


     OTHER MATTERS

     The Board of Directors does not know of any other matters, which may come before the meeting. However, if any other matters are properly presented to the meeting or any adjournment or adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.


DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Any proposals by stockholders which are to be presented at the Annual Meeting to be held in May 2003 must be received by the Company by January 1, 2003 in order to be included in the Proxy Statement and on the proxy card relating to the 2003 Annual Meeting of Stockholders.












     Exhibit A
     ---------

Corcap, Inc. Audit Committee Charter

Purpose
-------
RESOLVED, that the Audit Committee shall, through regular or special meetings with management and the Company's independent auditor, provide oversight on matters relating to accounting, financial reporting, internal control, auditing, and regulatory compliance activities and other matters as the Board or the Committee Chairperson deem appropriate.

Composition
-----------
RESOLVED, that the Audit Committee shall be appointed by the Board and shall have at least two members. All members of the Audit
       Committee shall meet the independence and experience requirements of the Nasdaq Stock Market.

Matters Pertaining to Independent Accountants
---------------------------------------------
RESOLVED, that the Independent Accountants shall have ultimate accountability to the Audit Committee and the Board of Directors.

RESOLVED, that the Audit Committee and the Board of Directors shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Independent Accountants.

RESOLVED, that the Audit Committee (or authorized spokesperson, when appropriate) shall:

       Periodically review information from the Independent Accountants pertaining to the Independent Accounts' independence, discuss such information with the Independent Accountants and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of such independence.

       Review quarterly the results with the Independent Accountants before filing with the Securities and Exchange Commission or authorize the Audit Committee Chairman to conduct such a review.

       Review with the Independent Accountants and management the results of the Independent Accountant's year-end audit.

       Review the Independent Accountant's Annual Report on Internal Controls with the Independent Accountants and management.

       Receive and review required communications from the Independent Accountants.



Matters Pertaining to Filings with Government Agencies:
------------------------------------------------------
RESOLVED, that the Audit Committee shall:

       Review with the Independent Accountants and management the Corporation's Form 10-K and, if satisfied, recommend its approval to the Board for filing with the Securities and Exchange
       Commission.

       Review with management the Corporation's proxy statement and related materials, and, if satisfied, recommend their approval to the Board for filing with the Securities and Exchange Commission.

Controls
--------
RESOLVED, that the Audit Committee shall:

       Review with management the adequacy and effectiveness of the Corporation's internal controls.

       Review the Corporation's procedures with respect to appropriateness of significant accounting policies and adequacy of financial controls.

Compliance and Legal Matters
----------------------------
RESOLVED, that the Audit Committee shall:

       Review and monitor the Corporation's Compliance Program.

       Review with the Corporation's General Counsel material litigation and other legal matters as appropriate

Other Matters
-------------
RESOLVED, that in order to carry out and effectuate the purposes of the foregoing resolutions, the Audit Committee shall have authority as it deems necessary to confer with the Corporation's
       Independent Accountants and Officers and to conduct or authorize investigations into any matters within the scope of the Committee's responsibilities.

Charter Review
--------------
RESOLVED, that the Audit Committee shall reassess the adequacy of its charter annually and recommend any proposed changes to the Board for approval.







     Exhibit B
     ---------

     Dissenters Rights Statutes Under Nevada Law


NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

NRS 92A.305 "Beneficial stockholder" defined. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

NRS 92A.310 "Corporate action" defined. "Corporate action" means the action of a domestic corporation.

NRS 92A.315 "Dissenter" defined. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

NRS 92A.320 "Fair value" defined. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

NRS 92A.325 "Stockholder" defined. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

NRS 92A.330 "Stockholder of record" defined. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

NRS 92A.335 "Subject corporation" defined. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.
1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.
1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:
(a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:
(1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or
(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.
(b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if his shares are to be acquired in the plan of exchange.
(c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.
2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.
1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:
(a) The articles of incorporation of the corporation issuing the shares provide otherwise; or
(b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:
(1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:
       (I)     The surviving or acquiring entity; or
      (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or
(2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).
2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.
1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.
2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:
(a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and
(b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

NRS 92A.410 Notification of stockholders regarding right of dissent.
1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.
2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

NRS 92A.420 Prerequisites to demand for payment for shares.
1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:
(a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
(b) Must not vote his shares in favor of the proposed action.
2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.
1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.
2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:
(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;
(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;
(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;
(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and
(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.
1. A stockholder to whom a dissenter's notice is sent must:
(a) Demand payment;
(b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and
(c) Deposit his certificates, if any, in accordance with the terms of the notice.
2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.
3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.
1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.
2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

NRS 92A.460 Payment for shares: General requirements.
1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:
(a) Of the county where the corporation's registered office is located;
or
(b) At the election of any dissenter residing or having it registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.
2. The payment must be accompanied by:
(a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;
(b) A statement of the subject corporation's estimate of the fair value of the shares;
(c) An explanation of how the interest was calculated;
(d) A statement of the dissenter's rights to demand payment under NRS
92A.480; and
(e) A copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter's notice.
1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.
2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.
1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.
2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.
1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.
3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or
(b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.
1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.
2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:
(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or
(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.
3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.
4. In a proceeding commenced pursuant to NRS 92A.460 <NRS-092A.html>, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.
5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.















PROXY CARD

Corcap, Inc. annual meeting of shareholders to be held on Wednesday, May 8, 2002 at 10:00 A.M. Boston time for holders as of April 10, 2002. This Proxy is Solicited on Behalf of the Board of Directors.

     The undersigned holder of Common Stock of CORCAP, INC. hereby appoints Millard H. Pryor, Jr. and Vivian Wenhuey Chen Huang, and each of them, proxies to represent the undersigned with full power of substitution, as attorneys and proxies for the undersigned to appear and vote all of the shares of Common Stock of Corcap. Inc. (the "Company") standing on the books of the Company in the name of the undersigned at the 2002 Annual Meeting of Shareholders of Corcap, Inc., to be held at the offices of the Company at 108 Lincoln Street, Boston, Massachusetts 02111, at 10:00 a.m. and at any adjournment of said Annual Meeting. A majority of said attorneys and proxies as shall be present and voting (or if only one shall be present and voting, then that one) in person or by substitute or substitutes at said meeting or any adjournment thereof, shall have and may exercise all of the powers of said attorneys and proxies hereunder. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement dated April 18, 2002 and instructs its attorneys and proxies to vote as set forth on this Proxy.


































     Please indicate your voting instructions for each proposal. This proxy when properly executed will be voted in the manner directed. If no direction is made, this proxy will be voted FOR the election of directors and FOR proposals 2 and 3.

PROPOSALS


                                              For   Against   Abstain

1.  To elect the following nominees to the
    board of directors:

      Yuan Chang                             ______  ______   ______

      David W. Clark, Jr.                    ______  ______   ______

      Vivian Wenhuey Chen Huang              ______  ______   ______

      Miles P. Jennings, Jr.                 ______  ______   ______

      Millard H. Pryor, Jr.                  ______  ______   ______

      Martin A. Roenigk                      ______  ______   ______

      John E. Sundman                        ______  ______   ______


2.   To approve change of the name of the
     Corporation to August Financial Holding
     Company, Inc. and to amend Article 1 of the
     Articles of Incorporation accordingly.
                                             ______  ______   ______

3.   To approve a reverse stock split of
     1 share of the Company for 100 shares
     held on the Record Date.
                                             ______  ______   ______





Dated:  ___________________, 2002


Signature:  ____________________________________

Signature: (if held jointly) _______________________________